Press Release
TechnipFMC Announces Fourth Quarter 2019 Results

Full year 2019

•	Subsea orders up 54% versus 2018; iEPCI™ inbound more than doubled

•	Onshore/Offshore orders up 76% versus 2018; LNG awards exceed $8 billion

•	Total Company backlog of $24.3 billion, an increase of 67% versus 2018

•	Separation of Technip Energies on-track for completion in the second quarter

•	2020 financial guidance initiated

Fourth quarter 2019

•	U.S. GAAP diluted loss per share was $5.40

◦	Includes after-tax charges, net of credits, of $5.43 per diluted share

•	Adjusted diluted earnings per share, excluding charges and credits, was $0.03

◦	Includes foreign exchange losses of $0.13 per diluted share

◦	Includes expense resulting from increased liability to joint venture partners of $0.22 per diluted share

LONDON, PARIS, HOUSTON, February 26, 2020 - TechnipFMC plc (NYSE: FTI) (Paris: FTI) today reported fourth quarter 2019 results.
Summary Financial Statements - Fourth Quarter 2019
Reconciliation of U.S. GAAP to non-GAAP financial measures are below and in financial schedules.

Three Months Ended (In millions, except per share amounts)	December 31, 2019	December 31, 2018	Change
Revenue	$3,726.8	$3,323.0	12.2%
Net income (loss)	$(2,414.0)	$(2,259.3)	n/m
Diluted earnings (loss) per share	$(5.40)	$(5.00)	n/m

Adjusted EBITDA	$404.4	$342.4	18.1%
Adjusted EBITDA margin	10.9%	10.3%	60 bps
Adjusted net income (loss)	$15.1	$(39.0)	n/m
Adjusted diluted earnings (loss) per share	$0.03	$(0.09)	n/m

Inbound orders	$2,718.4	$2,925.1	(7.1%)
Backlog	$24,251.1	$14,560.0	66.6%
Total Company revenue was $3,726.8 million. The Company reported a net loss of $2,414 million, or $5.40 per diluted share. These results included after-tax charges and credits totaling $2,429.1 million of expense, or $5.43 per diluted share. Adjusted net income was $15.1 million, or $0.03 per diluted share.

TechnipFMC.com	Page 1 of 29

Total after-tax charges and credits in the quarter of $2,429.1 million (Exhibit 7) were as follows:
1) After-tax charges and credits impacting operating results of $2,321.1 million, which included the following:

•	Impairment and other charges totaling $2,268.6 million for goodwill and fixed assets; and

•	Separation costs, purchase price accounting adjustments, and restructuring and other charges totaling $52.5 million.
2) A tax provision for a valuation allowance of $108 million.
Adjusted EBITDA, which excludes pre-tax charges and credits, was $404.4 million; adjusted EBITDA margin was 10.9 percent (Exhibit 9).
Other significant pre-tax items impacting the quarter, for which we do not provide guidance, included the following:

•	$64.1 million of foreign exchange losses included in corporate expense, or $0.13 per diluted share on an after-tax basis; and

•	$99.1 million of expense resulting from increased liability payable to joint venture partners included in interest expense, or $0.22 per diluted share on an after-tax basis.

Full Year 2019 Results
Summary Financial Statements - Full Year 2019
Reconciliation of U.S. GAAP to non-GAAP financial measures are below and in financial schedules.

Twelve Months Ended (In millions, except per share amounts)	December 31, 2019	December 31, 2018	Change
Revenue	$13,409.1	$12,552.9	6.8%
Net income (loss)	$(2,415.2)	$(1,921.6)	n/m
Diluted earnings (loss) per share	$(5.39)	$(4.20)	n/m

Adjusted EBITDA	$1,529.4	$1,536.8	(0.5%)
Adjusted EBITDA margin	11.4%	12.2%	(80 bps)
Adjusted net income	$330.5	$377.1	(12.4%)
Adjusted diluted earnings per share	$0.74	$0.82	(9.8)%

Inbound orders	$22,693.0	$14,291.0	58.8%
Backlog	$24,251.1	$14,560.0	66.6%
Total Company revenue was $13,409.1 million. The Company reported a net loss of $2,415.2 million, or $5.39 per diluted share. These results included after-tax charges and

TechnipFMC.com	Page 2 of 29

credits totaling $2,745.7 million of expense, or $6.13 per diluted share. Adjusted net income was $330.5 million, or $0.74 per diluted share.

TechnipFMC.com	Page 3 of 29

Total after-tax charges and credits for the full year of $2,745.7 million (Exhibit 8) were as follows:
1) After-tax charges and credits impacting operating results of $2,558.7 million, which included the following:

•	Impairment and other charges totaling $2,364.2 million for goodwill and fixed assets;

•	Legal provisions, net of $46.3 million; and

•	Separation costs, purchase price accounting adjustments, business combination transaction and integration costs, restructuring and other charges, and reorganization totaling $148.2 million.
2) A tax provision for valuation allowances of $187 million.
Adjusted EBITDA, which excludes pre-tax charges and credits, was $1,529.4 million; adjusted EBITDA margin was 11.4 percent (Exhibit 10).
Other significant pre-tax items impacting the year, for which we do not provide guidance, included the following:

•	$146.9 million of foreign exchange losses included in corporate expense, or $0.27 per diluted share on an after-tax basis; and

•	$423.1 million of expense resulting from increased liability payable to joint venture partners included in interest expense, or $0.94 per diluted share on an after-tax basis.

TechnipFMC.com	Page 4 of 29

Doug Pferdehirt, Chairman and CEO of TechnipFMC, stated, “We achieved an unprecedented level of inbound in 2019, including over 50 percent order growth in Subsea. With this success, our backlog now stands at $24 billion, an increase of 67 percent versus 2018. Backlog grew across all segments, with Onshore/Offshore increasing almost 90 percent when compared to the prior year.”
Pferdehirt added, “Our success was driven by an acceleration in the market adoption of our new subsea technologies, our integrated subsea model (iEPCI™) and continued strength in both LNG and downstream project sanctioning. Onshore/Offshore inbound orders grew almost 80 percent versus 2018, driven by more than $8 billion in LNG awards. Subsea integrated award value more than doubled, clearly demonstrating that iEPCI™ has become the model of choice for most of our customers.”
“In addition to this tremendous commercial success in 2019, we have been proactively taking actions to better position ourselves for 2020 and beyond. Our announced separation into two industry-leading, diversified pure-play companies is a bold, visible step in this regard. In parallel, we are optimizing our Subsea organization, while transforming our Surface Technologies business in North America. Taken together, these actions support our long-term strategy focused on market leadership and business transformation.”
Pferdehirt continued, “Turning to the subsea market, we anticipate ongoing momentum in activity for small- to mid-sized brownfield projects and a continued healthy outlook for greenfield projects. Strength in project activity, as well as our expectation for double-digit revenue growth in Subsea Services, provides the framework for 2020 Subsea orders to approach the level achieved in 2019. However, this remains dependent on the timing of one or two major project awards.”
“For our Onshore/Offshore business, we remain confident that additional LNG projects will be sanctioned in the near-to-intermediate-term despite current weakness in the commodity price. The growth outlook for long-term demand requires this additional capacity. Beyond LNG, we continue to selectively pursue refining, petrochemical, and biofuel project opportunities.”
“In Surface Technologies, we anticipate double-digit revenue growth outside North America in 2020, following growth of more than 15 percent in 2019. We expect North American activity to decline 10 percent versus 2019, which assumes improvement in drilling and completions activity in the second half of the year.”
Pferdehirt concluded, “Our significant growth in backlog across all segments validates our strategy and provides us with confidence in our outlook. We continue to demonstrate our global leadership in subsea, LNG, and the international surface market.”

TechnipFMC.com	Page 5 of 29

Operational and Financial Highlights - Fourth Quarter 2019

Subsea

Financial Highlights
Reconciliation of U.S. GAAP to non-GAAP financial measures are below and in financial schedules.

Three Months Ended (In millions)	December 31, 2019	December 31, 2018	Change
Revenue	$1,486.8	$1,233.3	20.6%
Operating profit (loss)	$(1,512.7)	$(1,739.5)	n/m
Adjusted EBITDA	$185.0	$148.5	24.6%
Adjusted EBITDA margin	12.4%	12.0%	40 bps

Inbound orders	$1,172.3	$880.6	33.1%
Backlog	$8,479.8	$6,203.9	36.7%

Subsea reported fourth quarter revenue of $1,486.8 million, up 20.6 percent from the prior year. The Company experienced double-digit growth in both project and service activities. iEPCI™ project activity continues to represent an increasing share of revenue, reflective of the well-established market trend towards integrated project development. The increase in services revenue versus the prior-year quarter was driven by higher installation, well intervention and asset refurbishment activities. Service revenue was essentially unchanged versus the sequential quarter despite the seasonal impact of weather.
In the quarter, the Company recorded non-cash impairment and other charges totaling $1,671.7 million in Subsea which includes:

•	Goodwill impairment charge of $1,321.9 million due to the decline in the Company’s market capitalization, which does not reflect a change in our outlook for 2020 or the long term; and

•	Fixed asset impairment charges totaling $349.8 million driven by continued rationalization of our global footprint as we benefit from the market’s accelerated adoption of our integrated offering.
Subsea reported an operating loss of $1,512.7 million; adjusted EBITDA was $185 million with a margin of 12.4 percent, an increase of 40 basis points from the prior-year quarter. Adjusted EBITDA improved modestly from the prior year as cost reduction activities and project completions offset the impact of more competitively priced backlog.
Vessel utilization rate for the fourth quarter was 61 percent, down from 70 percent in the third quarter and 62 percent in the prior-year quarter.

TechnipFMC.com	Page 6 of 29

Fourth Quarter Subsea Highlights

•	LLOG Who Dat iEPCI™ (United States)
Successful installation of subsea multiphase boosting pump.

•	ExxonMobil Liza (Guyana)
Oil production started ahead of schedule.

•	ENI Jangkrik (Indonesia)
Successful completion of infill operations using landing string offering.

•	Riserless Light Well Intervention (Norway)
Subsea services delivered new yearly record of 81 well interventions.

Subsea inbound orders for the quarter were $1,172.3 million, resulting in a book-to-bill of 0.8. Full-year inbound orders were $7,992.6 million, resulting in a book-to-bill of 1.4. The following announced award was included in the period:

•	PetroVietnam Gas Nam Con Son 2 Phase 2 Project (Vietnam)
Significant* engineering, procurement and construction contract from PetroVietnam for the Nam Con Son 2 Phase 2 gas pipeline development. The contract covers the engineering and installation of 118 kilometers of rigid pipeline as well as the fabrication of subsea structures to tie back the existing Nam Con Son 2 Phase 1 gas pipeline to the Long Hai Landfall Station.
* A “significant” award ranges between $75 million and $250 million.

Subsea Estimated Backlog Scheduling as of December 31, 2019 (In millions)	Consolidated backlog*	Non-consolidated backlog**
2020	$4,507	$138
2021	$2,472	$136
2022 and beyond	$1,501	$525
Total	$8,480	$799
* Backlog does not capture all revenue potential for subsea services.
** Non-consolidated backlog reflects the proportional share of backlog related to joint ventures that is not consolidated due to our minority ownership position.

TechnipFMC.com	Page 7 of 29

Onshore/Offshore

Financial Highlights
Reconciliation of U.S. GAAP to non-GAAP financial measures are below and in financial schedules.

Three Months Ended (In millions)	December 31, 2019	December 31, 2018	Change
Revenue	$1,832.4	$1,672.4	9.6%
Operating profit	$245.3	$206.4	18.8%
Adjusted EBITDA	$259.7	$217.2	19.6%
Adjusted EBITDA margin	14.2%	13.0%	120 bps

Inbound orders	$1,114.5	$1,609.4	(30.8%)
Backlog	$15,298.1	$8,090.5	89.1%

Onshore/Offshore reported fourth quarter revenue of $1,832.4 million. Revenue increased 9.6 percent from the prior-year quarter, primarily driven by higher activity in Europe, Asia and North America as well as in our Process Technology business. Lower activity on Yamal LNG driven by continued progress towards project completion was partially offset by the ramp-up of Arctic LNG 2.
Onshore/Offshore reported operating profit of $245.3 million; adjusted EBITDA was $259.7 million. Operating profit increased 18.8 percent versus the prior-year quarter. Operating results in the period benefited from strength in execution across the portfolio, particularly Yamal LNG. These same factors drove the year-over-year increase in adjusted EBITDA; adjusted EBITDA margin increased 120 basis points from the prior-year results to 14.2 percent.

Fourth Quarter Onshore/Offshore Highlights

•	Novatek Yamal LNG (Russia)
Awarded “LNG Project of the Year” by Petroleum Economist.

•	Novatek Arctic LNG 2 (Russia)
First steel cuts for the topsides.

•	Bapco Sitra Refinery Expansion (Bahrain)
Civil work well advanced and pipe prefabrication ongoing.

TechnipFMC.com	Page 8 of 29

Onshore/Offshore inbound orders for the quarter were $1,114.5 million, resulting in a book-to-bill of 0.6. Full-year inbound orders were $13,080.5 million, resulting in a book-to-bill of 2.1. The following announced award was included in the period:

•	Motor Oil Hellas New Naphtha Complex (Greece)
Significant* engineering, procurement and construction management services contract for the construction of a new naphtha complex in Greece. Upon completion, the complex will allow Motor Oil Hellas Refinery to increase production of Euro 5 gasoline, aligned with its strategy to increase production of clean fuels. This award follows the successful execution of TechnipFMC’s front end engineering design for the same complex.
* A “significant” award ranges between $75 million and $250 million.

In addition to the announced award in the period, we continue to secure contracts that support our strategy for early engagement as well as increasing our participation in biofuels, green chemistry and other energy alternatives.

Onshore/Offshore Estimated Backlog Scheduling as of December 31, 2019 (In millions)	Consolidated backlog	Non-consolidated backlog*
2020	$6,581	$893
2021	$5,128	$874
2022 and beyond	$3,589	$1,209
Total	$15,298	$2,976
* Non-consolidated backlog reflects the proportional share of backlog related to joint ventures that is not consolidated due to our minority ownership position.

TechnipFMC.com	Page 9 of 29

Surface Technologies

Financial Highlights
Reconciliation of U.S. GAAP to non-GAAP financial measures are below and in financial schedules.

Three Months Ended (In millions)	December 31, 2019	December 31, 2018	Change
Revenue	$407.6	$417.3	(2.3%)
Operating profit (loss)	$(698.2)	$38.8	n/m
Adjusted EBITDA	$55.9	$64.9	(13.9%)
Adjusted EBITDA margin	13.7%	15.6%	(190 bps)

Inbound orders	$431.6	$435.1	(0.8%)
Backlog	$473.2	$469.9	0.7%

Surface Technologies reported fourth quarter revenue of $407.6 million, a decrease of 2.3 percent from the prior-year quarter. The revenue decline was primarily driven by lower completions related activity in North America, largely offset by revenue growth in international markets.
Significant growth in international markets was mainly driven by higher wellhead equipment sales and demand for pressure control equipment. Fourth quarter revenue outside North America represented more than 50 percent of the total segment as market activity reached low double-digit growth for the full year.
In the quarter, the Company recorded non-cash impairment and other charges totaling $684.9 million in Surface Technologies, which comprised a goodwill impairment charge of $666.8 million and fixed asset impairment charges of $18.1 million. The charges reflect a change in our outlook for the North American market given the challenging near-term environment and reductions to our regional activities focused on improving the economic returns of our business.
Surface Technologies reported an operating loss of $698.2 million; adjusted EBITDA was $55.9 million with a margin of 13.7 percent, a decrease of 190 basis points from the prior-year quarter. Adjusted EBITDA declined versus the prior-year quarter primarily due to further declines in volume and pricing in North America, partially offset by cost reduction activities.
Inbound orders for the quarter were $431.6 million. Backlog increased 0.7 percent versus the prior-year quarter to $473.2 million. Given the short-cycle nature of the business, orders are generally converted into revenue within twelve months.

TechnipFMC.com	Page 10 of 29

Fourth Quarter Surface Technologies Award Highlights

•	ConocoPhillips (United States)
Successful introduction of first Automated Well Testing Unit.

•	Equinor Snorre (North Sea)
Award for frame contract to replace risers of the tension leg platform.

•	Golden Beach (Australia)
Award for shallow water system.

TechnipFMC.com	Page 11 of 29

Corporate and Other Items

Corporate expense in the fourth quarter was $178.9 million. This includes charges and credits totaling $75.8 million of expense. Excluding charges and credits, corporate expense was $103.1 million which included $64.1 million of foreign exchange losses mainly due to the devaluation of the unhedged Angolan Kwanza.

	Three Months Ended	Twelve Months Ended
(In millions)	December 31, 2019	December 31, 2019
Corporate expense, reported	$178.9	$540.3
Less charges and (credits) [Exhibits 9,10]	$75.8	$184.5
Corporate expense, adjusted	$103.1	$355.8
Less foreign exchange losses	$64.1	$146.9
Corporate expense, adjusted and excluding foreign exchange losses	$39.0	$208.9
Net interest expense was $106 million in the quarter, which included an increase in the liability payable to joint venture partners of $99.1 million.
The Company recorded a tax provision in the quarter of $179.8 million. The provision was impacted by a valuation allowance of $108 million. The quarterly tax rate was impacted by the non-deductible impairment charges recorded in the quarter.
Total depreciation and amortization for the quarter was $131.1 million, including depreciation and amortization related to purchase price accounting for the merger of $8.5 million.
Cash flow from operations in the quarter was $559.1 million. The Company ended the period with cash and cash equivalents of $5,190.2 million; net cash was $714.8 million.

TechnipFMC.com	Page 12 of 29

2020 Financial Guidance1
2020 segment guidance is reflective of the new business perimeters related to the Company’s announced separation. Businesses with approximately $120 million of total revenue in 2019, most of which was in the Surface Technologies segment, were re-allocated to Onshore/Offshore at the beginning of 2020. The revenue of these businesses is now included in Onshore/Offshore guidance for 2020.

2020 Guidance

Subsea	Onshore/Offshore	Surface Technologies
Revenue in a range of $6.2 - 6.5 billion	Revenue in a range of $7.5 - 7.8 billion	Revenue in a range of $1.4 - 1.6 billion

EBITDA margin at least 11% (excluding charges and credits)	EBITDA margin at least 10% (excluding charges and credits)	EBITDA margin at least 12% (excluding charges and credits)

TechnipFMC
Corporate expense, net $180 - 190 million for the full year (excluding the impact of foreign currency fluctuations)

Net interest expense $80 - 90 million for the full year (excluding the impact of revaluation of partners’ mandatorily redeemable financial liability)

Tax rate 28 - 32% for the full year

Capital expenditures approximately $450 million for the full year

Cash flow from operating activities to exceed $1 billion for the full year

__________________________
1 Our guidance measures adjusted EBITDA margin, corporate expense, net (excluding the impact of foreign currency fluctuations), net interest expense (excluding the impact of revaluation of partners’ mandatorily redeemable financial liability), and tax rate are non-GAAP financial measures. We are unable to provide a reconciliation to comparable GAAP financial measures on a forward-looking basis without unreasonable effort because of the unpredictability of the individual components of the most directly comparable GAAP financial measure and the variability of items excluded from each such measure. Such information may have a significant, and potentially unpredictable, impact on our future financial results.

TechnipFMC.com	Page 13 of 29

Teleconference

The Company will host a teleconference on Thursday, February 27, 2020 to discuss the fourth quarter 2019 financial results. The call will begin at 1 p.m. London time (8 a.m. New York time). Dial-in information and an accompanying presentation can be found at www.TechnipFMC.com.
Webcast access will also be available on our website prior to the start of the call. An archived audio replay will be available after the event at the same website address. In the event of a disruption of service or technical difficulty during the call, information will be posted on our website.

TechnipFMC.com	Page 14 of 29

###
About TechnipFMC

TechnipFMC is a global leader in subsea, onshore/offshore, and surface projects. With our proprietary technologies and production systems, integrated expertise, and comprehensive solutions, we are transforming our clients’ project economics.
We are uniquely positioned to deliver greater efficiency across project lifecycles from concept to project delivery and beyond. Through innovative technologies and improved efficiencies, our offering unlocks new possibilities for our clients in developing their oil and gas resources.
Each of our more than 37,000 employees is driven by a steady commitment to clients and a culture of purposeful innovation, challenging industry conventions, and rethinking how the best results are achieved.
TechnipFMC utilizes its website www.TechnipFMC.com as a channel of distribution of material company information.  To learn more about us and how we are enhancing the performance of the world’s energy industry, go to www.TechnipFMC.com and follow us on Twitter @TechnipFMC.
This communication contains “forward-looking statements” as defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. Words such as “guidance,” “confident,” “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “may,” “will,” “likely,” “predicated,” “estimate,” “outlook” and similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. Such forward-looking statements involve significant risks, uncertainties and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections, including the following known material factors:

•	risks associated with our ability to consummate our proposed separation and spin-off, and our ability to achieve the intended benefits and synergies of the transaction;

•	unanticipated changes relating to competitive factors in our industry;

•	demand for our products and services, which is affected by changes in the price of, and demand for, crude oil and natural gas in domestic and international markets;

•	our ability to develop and implement new technologies and services, as well as our ability to protect and maintain critical intellectual property assets;

•	potential liabilities arising out of the installation or use of our products;

•	cost overruns related to our fixed price contracts or capital asset construction projects that may affect revenues;

•	our ability to timely deliver our backlog and its effect on our future sales, profitability, and our relationships with our customers;

•	our reliance on subcontractors, suppliers and joint venture partners in the performance of our contracts;

•	our ability to hire and retain key personnel;

•	the potential impacts of seasonal and weather conditions;

•	the cumulative loss of major contracts or alliances;

•
U.S. and international laws and regulations, including existing or future environmental regulations, that may increase our costs, limit the demand for our products and services or restrict our operations;

TechnipFMC.com	Page 15 of 29

•	disruptions in the political, regulatory, economic and social conditions of the countries in which we conduct business;

•	risks associated with The Depository Trust Company and Euroclear for clearance services for shares traded on the NYSE and Euronext Paris, respectively;

•
the United Kingdom’s withdrawal from the European Union; risks associated with being an English public limited company, including the need for “distributable profits”, shareholder approval of certain capital structure decisions, and the risk that we may not be able to pay dividends or repurchase shares in accordance with our announced capital allocation plan;

•	compliance with covenants under our debt instruments and conditions in the credit markets;

•	downgrade in the ratings of our debt could restrict our ability to access the debt capital markets;

•	the outcome of uninsured claims and litigation against us;

•	the risks of currency exchange rate fluctuations associated with our international operations;

•	risks related to our acquisition and divestiture activities;

•
failure of our information technology infrastructure or any significant breach of security, including related to cyber attacks, and actual or perceived failure to comply with data security and privacy obligations;

•	risks associated with tax liabilities, changes in U.S. federal or international tax laws or interpretations to which they are subject;

•	piracy risks for our maritime employees and assets; and

•
such other risk factors as set forth in our filings with the U.S. Securities and Exchange Commission and in our filings with the Autorité des marchés financiers or the U.K. Financial Conduct Authority.

We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any of our forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by law.

TechnipFMC.com	Page 16 of 29

Contacts

Investor relations

Matt Seinsheimer
Vice President Investor Relations
Tel: +1 281 260 3665
Email: Matt Seinsheimer

Phillip Lindsay
Director Investor Relations (Europe)
Tel: +44 (0) 20 3429 3929
Email: Phillip Lindsay

Media relations

Christophe Bélorgeot
Senior Vice President Corporate Engagement
Tel: +33 1 47 78 39 92
Email: Christophe Belorgeot

Brooke Robertson
Public Relations Director
Tel: +1 281 591 4108
Email: Brooke Robertson

TechnipFMC.com	Page 17 of 29

Exhibit 1
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)

	(Unaudited)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018

Revenue	$3,726.8	$3,323.0	$13,409.1	$12,552.9
Costs and expenses	5,816.0	4,943.3	14,935.8	13,470.5
	(2,089.2)	(1,620.3)	(1,526.7)	(917.6)

Other (expense) income, net	(55.3)	(267.6)	(157.8)	(209.6)

Loss before net interest expense and income taxes	(2,144.5)	(1,887.9)	(1,684.5)	(1,127.2)
Net interest expense	(106.0)	(116.6)	(451.3)	(360.9)

Loss before income taxes	(2,250.5)	(2,004.5)	(2,135.8)	(1,488.1)
Provision for income taxes	179.8	242.0	276.3	422.7

Net loss	(2,430.3)	(2,246.5)	(2,412.1)	(1,910.8)
Net (income) loss attributable to noncontrolling interests	16.3	(12.8)	(3.1)	(10.8)

Net loss attributable to TechnipFMC plc	$(2,414.0)	$(2,259.3)	$(2,415.2)	$(1,921.6)

Loss per share attributable to TechnipFMC plc:
Basic	$(5.40)	$(5.00)	$(5.39)	$(4.20)
Diluted	$(5.40)	$(5.00)	$(5.39)	$(4.20)

Weighted average shares outstanding:
Basic	447.1	452.0	448.0	458.0
Diluted	447.1	452.0	448.0	458.0

Cash dividends declared per share	$0.13	$0.13	$0.52	$0.52

TechnipFMC.com	Page 18 of 29

Exhibit 2
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
BUSINESS SEGMENT DATA
(In millions)

	(Unaudited)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Revenue

Subsea	$1,486.8	$1,233.3	$5,523.0	$4,840.0
Onshore/Offshore	1,832.4	1,672.4	6,268.8	6,120.7
Surface Technologies	407.6	417.3	1,617.3	1,592.2
	$3,726.8	$3,323.0	$13,409.1	$12,552.9

Income (loss) before income taxes

Segment operating profit (loss)
Subsea	$(1,512.7)	$(1,739.5)	$(1,447.7)	$(1,529.5)
Onshore/Offshore	245.3	206.4	959.6	824.0
Surface Technologies	(698.2)	38.8	(656.1)	172.8
Total segment operating profit (loss)	(1,965.6)	(1,494.3)	(1,144.2)	(532.7)

Corporate items
Corporate expense (1)	(178.9)	(393.6)	(540.3)	(594.5)
Net interest expense	(106.0)	(116.6)	(451.3)	(360.9)
Total corporate items	(284.9)	(510.2)	(991.6)	(955.4)

Loss before income taxes (2)	$(2,250.5)	$(2,004.5)	$(2,135.8)	$(1,488.1)

(1)
Corporate expense primarily includes corporate staff expenses, legal reserve, share-based compensation expenses, other employee benefits, certain foreign exchange gains and losses, merger transaction and integration expenses and separation expenses.

(2)	Includes amounts attributable to noncontrolling interests.

TechnipFMC.com	Page 19 of 29

Exhibit 3
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
BUSINESS SEGMENT DATA
(In millions, unaudited)

	Three Months Ended		Year Ended
Inbound Orders (1)	December 31,		December 31,
	2019	2018	2019	2018

Subsea	$1,172.3	$880.6	$7,992.6	$5,178.5
Onshore/Offshore	1,114.5	1,609.4	13,080.5	7,425.9
Surface Technologies	431.6	435.1	1,619.9	1,686.6
Total inbound orders	$2,718.4	$2,925.1	$22,693.0	$14,291.0

Order Backlog (2)	December 31,
	2019	2018

Subsea	$8,479.8	$5,999.6
Onshore/Offshore	15,298.1	8,090.5
Surface Technologies	473.2	469.9
Total order backlog	$24,251.1	$14,560.0

(1)	Inbound orders represent the estimated sales value of confirmed customer orders received during the reporting period.

(2)	Order backlog is calculated as the estimated sales value of unfilled, confirmed customer orders at the reporting date.

TechnipFMC.com	Page 20 of 29

Exhibit 4
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	(Unaudited)
	December 31, 2019	December 31, 2018

Cash and cash equivalents	$5,190.2	$5,540.0
Trade receivables, net	2,218.1	2,469.7
Contract assets	1,520.0	1,295.0
Inventories, net	1,416.0	1,251.2
Other current assets	1,473.1	1,225.3
Total current assets	11,817.4	11,781.2

Property, plant and equipment, net	3,162.0	3,259.8
Goodwill	5,598.3	7,607.6
Intangible assets, net	1,086.6	1,176.7
Other assets	1,785.5	959.2
Total assets	$23,449.8	$24,784.5

Short-term debt and current portion of long-term debt	$495.4	$67.4
Accounts payable, trade	2,590.8	2,600.3
Contract liabilities	4,585.1	4,085.1
Other current liabilities	2,398.1	2,386.6
Total current liabilities	10,069.4	9,139.4

Long-term debt, less current portion	3,980.0	4,124.3
Other liabilities	1,671.2	1,093.4
Redeemable noncontrolling interest	41.1	38.5
TechnipFMC plc stockholders’ equity	7,659.3	10,357.6
Noncontrolling interests	28.8	31.3
Total liabilities and equity	$23,449.8	$24,784.5

TechnipFMC.com	Page 21 of 29

Exhibit 5
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	(Unaudited)
	Year Ended
	December 31,
	2019	2018
Cash provided (required) by operating activities
Net income (loss)	$(2,412.1)	$(1,910.8)
Adjustments to reconcile net income to cash provided (required) by operating activities
Depreciation	383.5	367.8
Amortization	126.1	182.6
Impairments	2,484.1	1,792.6
Employee benefit plan and share-based compensation costs	63.3	22.4
Deferred income tax provision (benefit), net	(75.4)	48.8
Unrealized loss on derivative instruments and foreign exchange	32.5	102.7
Income from equity affiliates, net of dividends received	(58.8)	(110.7)
Other	364.4	291.8
Changes in operating assets and liabilities, net of effects of acquisitions
Trade receivables, net and contract assets	29.3	(664.1)
Inventories, net	(169.6)	(339.4)
Accounts payable, trade	(42.9)	(1,248.7)
Contract liabilities	520.1	762.7
Income taxes payable (receivable), net	12.7	(190.7)
Other current assets and liabilities, net	(431.8)	921.2
Other noncurrent assets and liabilities, net	23.1	(213.6)
Cash provided (required) by operating activities	848.5	(185.4)

Cash provided (required) by investing activities
Capital expenditures	(454.4)	(368.1)
Payment to acquire debt securities	(71.6)	—
Proceeds from sale of debt securities	18.9	—
Acquisitions, net of cash acquired	16.0	(104.9)
Cash divested from deconsolidation	(2.1)	(6.7)
Proceeds from sale of assets	7.8	19.5
Proceeds from repayment of advance to joint venture	62.0	—
Other	3.6	—
Cash required by investing activities	(419.8)	(460.2)

Cash required by financing activities
Net decrease in short-term debt	(49.6)	(34.9)
Net (decrease) increase in commercial paper	57.3	496.6
Proceeds from issuance of long-term debt	96.2	—
Purchase of ordinary shares	(92.7)	(442.6)
Dividends paid	(232.8)	(238.1)
Settlements of mandatorily redeemable financial liability	(562.8)	(225.8)
Other	—	—
Cash required by financing activities	(784.4)	(444.8)
Effect of changes in foreign exchange rates on cash and cash equivalents	5.9	(107.0)
Decrease in cash and cash equivalents	(349.8)	(1,197.4)
Cash and cash equivalents, beginning of period	5,540.0	6,737.4
Cash and cash equivalents, end of period	$5,190.2	$5,540.0

TechnipFMC.com	Page 22 of 29

Exhibit 6
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
BUSINESS SEGMENT DATA FOR YAMAL LNG JOINT VENTURE
(In millions, unaudited)

We control the voting control interests in the legal onshore/offshore contract entities which own and account for the design, engineering, and construction of the Yamal LNG plant. Our partners have a 50% joint interest in these entities. Below is summarized financial information for the consolidated Yamal LNG joint venture as reflected at 100% in our consolidated financial statements.

December 31,
2019
Contract liabilities	$1,268.7
Mandatorily redeemable financial liability	268.8

Three Months Ended
December 31,
2019
Cash provided by operating activities	$58.2
Settlements of mandatorily redeemable financial liability	(119.1)

TechnipFMC.com	Page 23 of 29

Exhibit 7
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

Charges and Credits
In addition to financial results determined in accordance with U.S. generally accepted accounting principles (GAAP), the fourth quarter 2019 Earnings Release also includes non-GAAP financial measures (as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended) and describes performance on a year-over-year basis against 2018 results and measures. Net income, excluding charges and credits, as well as measures derived from it (including Diluted EPS, excluding charges and credits; Income before net interest expense and taxes, excluding charges and credits ("Adjusted Operating profit"); Depreciation and amortization, excluding charges and credits; Earnings before net interest expense, income taxes, depreciation and amortization, excluding charges and credits ("Adjusted EBITDA"); and net cash) are non-GAAP financial measures. Management believes that the exclusion of charges and credits from these financial measures enables investors and management to more effectively evaluate TechnipFMC's operations and consolidated results of operations period-over-period, and to identify operating trends that could otherwise be masked or misleading to both investors and management by the excluded items. These measures are also used by management as performance measures in determining certain incentive compensation. The foregoing non-GAAP financial measures should be considered by investors in addition to, not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP. The following is a reconciliation of the most comparable financial measures under GAAP to the non-GAAP financial measures.

	Three Months Ended
	December 31, 2019
	Net income (loss) attributable to TechnipFMC plc	Net income (loss) attributable to noncontrolling interests	Provision for income taxes	Net interest expense	Income (loss) before net interest expense and income taxes (Operating profit)	Depreciation and amortization	Earnings before net interest expense, income taxes, depreciation and amortization (EBITDA)
TechnipFMC plc, as reported	$(2,414.0)	$(16.3)	$179.8	$106.0	$(2,144.5)	$131.1	$(2,013.4)

Charges and (credits):
Impairment and other charges	2,268.6	—	88.0	—	2,356.6	—	2,356.6
Restructuring and other charges	(1.1)	—	(0.4)	—	(1.5)	—	(1.5)
Separation costs	47.1	—	15.6	—	62.7	—	62.7
Purchase price accounting adjustment	6.5	—	2.0	—	8.5	(8.5)	—
Valuation allowance	108.0	—	(108.0)	—	—	—	—
Adjusted financial measures	$15.1	$(16.3)	$177.0	$106.0	$281.8	$122.6	$404.4

Diluted earnings (loss) per share attributable to TechnipFMC plc, as reported	$(5.40)
Adjusted diluted earnings per share attributable to TechnipFMC plc	$0.03

	Three Months Ended
	December 31, 2018
	Net income (loss) attributable to TechnipFMC plc	Net income (loss) attributable to noncontrolling interests	Provision for income taxes	Net interest expense	Income (loss) before net interest expense and income taxes (Operating profit)	Depreciation and amortization	Earnings before net interest expense, income taxes, depreciation and amortization (EBITDA)
TechnipFMC plc, as reported	$(2,259.3)	$12.8	$242.0	$116.6	$(1,887.9)	$137.9	$(1,750.0)

Charges and (credits):
Impairment and other charges	1,688.8	—	89.7	—	1,778.5	—	1,778.5
Restructuring and other severance charges	11.6	—	8.5	—	20.1	—	20.1
Business combination transaction and integration costs	8.7	—	6.9	—	15.6	—	15.6
Legal provision	280.0	—	—	—	280.0	—	280.0
Purchase price accounting adjustment	17.0	—	5.2	—	22.2	(24.0)	(1.8)
Tax reform	11.8	—	(11.8)	—	—	—	—
Valuation allowance	202.4	—	(202.4)	—	—	—	—
Adjusted financial measures	$(39.0)	$12.8	$138.1	$116.6	$228.5	$113.9	$342.4

Diluted earnings per share attributable to TechnipFMC plc, as reported	$(5.00)
Adjusted diluted earnings per share attributable to TechnipFMC plc	$(0.09)

TechnipFMC.com	Page 24 of 29

Exhibit 8
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

Charges and Credits
In addition to financial results determined in accordance with U.S. generally accepted accounting principles (GAAP), the fourth quarter 2019 Earnings Release also includes non-GAAP financial measures (as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended) and describes performance on a year-over-year basis against 2018 results and measures. Net income, excluding charges and credits, as well as measures derived from it (including Diluted EPS, excluding charges and credits; Income before net interest expense and taxes, excluding charges and credits ("Adjusted Operating profit"); Depreciation and amortization, excluding charges and credits; Earnings before net interest expense, income taxes, depreciation and amortization, excluding charges and credits ("Adjusted EBITDA"); and net cash) are non-GAAP financial measures. Management believes that the exclusion of charges and credits from these financial measures enables investors and management to more effectively evaluate TechnipFMC's operations and consolidated results of operations period-over-period, and to identify operating trends that could otherwise be masked or misleading to both investors and management by the excluded items. These measures are also used by management as performance measures in determining certain incentive compensation. The foregoing non-GAAP financial measures should be considered by investors in addition to, not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP. The following is a reconciliation of the most comparable financial measures under GAAP to the non-GAAP financial measures.

	Year Ended
	December 31, 2019
	Net income attributable to TechnipFMC plc	Net income (loss) attributable to noncontrolling interests	Provision for income taxes	Net interest expense	Income before net interest expense and income taxes (Operating profit)	Depreciation and amortization	Earnings before net interest expense, income taxes, depreciation and amortization (EBITDA)
TechnipFMC plc, as reported	$(2,415.2)	$3.1	$276.3	$451.3	$(1,684.5)	$509.6	$(1,174.9)

Charges and (credits):
Impairment and other charges	2,364.2	—	119.9	—	2,484.1	—	2,484.1
Restructuring and other charges	27.7	—	9.3	—	37.0	—	37.0
Business combination transaction and integration costs	23.1	—	8.1	—	31.2	—	31.2
Separation costs	54.2	—	17.9	—	72.1	—	72.1
Reorganization	17.2	—	8.1	—	25.3	—	25.3
Legal provision, net	46.3	—	8.3	—	54.6	—	54.6
Purchase price accounting adjustment	26.0	—	8.0	—	34.0	(34.0)	—
Valuation allowance	187.0	—	(187.0)	—	—	—	—
Adjusted financial measures	$330.5	$3.1	$268.9	$451.3	$1,053.8	$475.6	$1,529.4

Diluted earnings (loss) per share attributable to TechnipFMC plc, as reported	$(5.39)
Adjusted diluted earnings per share attributable to TechnipFMC plc	$0.74

	Year Ended
	December 31, 2018
	Net income (loss) attributable to TechnipFMC plc	Net income (loss) attributable to noncontrolling interests	Provision for income taxes	Net interest expense	Income before net interest expense and income taxes (Operating profit)	Depreciation and amortization	Earnings before net interest expense, income taxes, depreciation and amortization (EBITDA)
TechnipFMC plc, as reported	$(1,921.6)	$10.8	$422.7	$360.9	$(1,127.2)	$550.4	$(576.8)

Charges and (credits):
Impairment and other charges	1,698.2	—	94.4	—	1,792.6	—	1,792.6
Restructuring and other severance charges	23.9	—	14.7	—	38.6	—	38.6
Business combination transaction and integration costs	22.6	—	13.9	—	36.5	—	36.5
Legal Provision	280.0	—	—	—	280.0	—	280.0
Gain on divestitures	(19.5)	—	(12.1)	—	(31.6)	—	(31.6)
Purchase price accounting adjustment	67.9	—	20.9	—	88.8	(91.3)	(2.5)
Tax reform	11.8	—	(11.8)	—	—	—	—
Valuation allowance	213.8	—	(213.8)	—	—	—	—
Adjusted financial measures	$377.1	$10.8	$328.9	$360.9	$1,077.7	$459.1	$1,536.8

Diluted earnings per share attributable to TechnipFMC plc, as reported	$(4.20)
Adjusted diluted earnings per share attributable to TechnipFMC plc	$0.82

TechnipFMC.com	Page 25 of 29

Exhibit 9
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended
	December 31, 2019
	Subsea	Onshore/ Offshore	Surface Technologies	Corporate and Other	Total
Revenue	$1,486.8	$1,832.4	$407.6	$—	$3,726.8

Operating profit (loss), as reported (pre-tax)	$(1,512.7)	$245.3	$(698.2)	$(178.9)	$(2,144.5)

Charges and (credits):
Impairment and other charges*	1,671.7	—	684.9	—	2,356.6
Restructuring and other charges*	(57.5)	5.9	37.0	13.1	(1.5)
Separation costs	—	—	—	62.7	62.7
Purchase price accounting adjustments	8.5	—	—	—	8.5
Subtotal	1,622.7	5.9	721.9	75.8	2,426.3

Adjusted Operating profit (loss)	110.0	251.2	23.7	(103.1)	281.8

Adjusted Depreciation and amortization	75.0	8.5	32.2	6.9	122.6

Adjusted EBITDA	$185.0	$259.7	$55.9	$(96.2)	$404.4

Operating profit margin, as reported	-101.7%	13.4%	-171.3%		-57.5%

Adjusted Operating profit margin	7.4%	13.7%	5.8%		7.6%

Adjusted EBITDA margin	12.4%	14.2%	13.7%		10.9%

*On December 30, 2019, the Company completed the acquisition of the remaining 50 percent of Technip Odebrecht PLSV CV, which resulted in a net loss of $0.9 million that was recorded in the Subsea segment. The net loss comprises an impairment charge of $84.2 million included within impairment and other charges and a bargain purchase gain of $83.3 million included within restructuring and other charges.

	Three Months Ended
	December 31, 2018
	Subsea	Onshore/ Offshore	Surface Technologies	Corporate and Other	Total
Revenue	$1,233.3	$1,672.4	$417.3	$—	$3,323.0

Operating profit (loss), as reported (pre-tax)	$(1,739.5)	$206.4	$38.8	$(393.6)	$(1,887.9)

Charges and (credits):
Impairment and other charges	1,775.6	—	2.9	—	1,778.5
Restructuring and other severance charges	7.2	2.4	2.9	7.6	20.1
Business combination transaction and integration costs	—	—	—	15.6	15.6
Legal provision	—	—	—	280.0	280.0
Purchase price accounting adjustments - non-amortization related	(3.3)	—	1.4	0.1	(1.8)
Purchase price accounting adjustments - amortization related	23.6	—	0.4	—	24.0
Subtotal	1,803.1	2.4	7.6	303.3	2,116.4

Adjusted Operating profit (loss)	63.6	208.8	46.4	(90.3)	228.5

Adjusted Depreciation and amortization	84.9	8.4	18.5	2.1	113.9

Adjusted EBITDA	$148.5	$217.2	$64.9	$(88.2)	$342.4

Operating profit margin, as reported	-141.0%	12.3%	9.3%		-56.8%

Adjusted Operating profit margin	5.2%	12.5%	11.1%		6.9%

Adjusted EBITDA margin	12.0%	13.0%	15.6%		10.3%

TechnipFMC.com	Page 26 of 29

Exhibit 10
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Year Ended
	December 31, 2019
	Subsea	Onshore/ Offshore	Surface Technologies	Corporate and Other	Total
Revenue	$5,523.0	$6,268.8	$1,617.3	$—	$13,409.1

Operating profit (loss), as reported (pre-tax)	$(1,447.7)	$959.6	$(656.1)	$(540.3)	$(1,684.5)

Charges and (credits):
Impairment and other charges*	1,798.6	—	685.5	—	2,484.1
Restructuring and other charges*	(46.4)	17.0	39.8	26.6	37.0
Business combination transaction and integration costs	—	—	—	31.2	31.2
Separation costs	—	—	—	72.1	72.1
Reorganization	—	25.3	—	—	25.3
Legal provision, net	—	—	—	54.6	54.6
Purchase price accounting adjustment	34.0	—	—	—	34.0
Subtotal	1,786.2	42.3	725.3	184.5	2,738.3

Adjusted Operating profit (loss)	338.5	1,001.9	69.2	(355.8)	1,053.8

Adjusted Depreciation and amortization	311.6	38.7	107.9	17.4	475.6

Adjusted EBITDA	$650.1	$1,040.6	$177.1	$(338.4)	$1,529.4

Operating profit margin, as reported	-26.2%	15.3%	-40.6%		-12.6%

Adjusted Operating profit margin	6.1%	16.0%	4.3%		7.9%

Adjusted EBITDA margin	11.8%	16.6%	11.0%		11.4%

*On December 30, 2019, the Company completed the acquisition of the remaining 50 percent of Technip Odebrecht PLSV CV, which resulted in a net loss of $0.9 million that was recorded in the Subsea segment. The net loss comprises an impairment charge of $84.2 million included within impairment and other charges and a bargain purchase gain of $83.3 million included within restructuring and other charges.

	Year Ended
	December 31, 2018
	Subsea	Onshore/ Offshore	Surface Technologies	Corporate and Other	Total
Revenue	$4,840.0	$6,120.7	$1,592.2	$—	$12,552.9

Operating profit (loss), as reported (pre-tax)	$(1,529.5)	$824.0	$172.8	$(594.5)	$(1,127.2)

Charges and (credits):
Impairment and other charges	1,784.2	—	4.5	3.9	1,792.6
Restructuring and other severance charges	17.7	(3.4)	9.3	15.0	38.6
Business combination transaction and integration costs	—	—	—	36.5	36.5
Legal provision	—	—	—	280.0	280.0
Gain on divestitures	(3.3)	(28.3)	—	—	(31.6)
Purchase price accounting adjustments - non-amortization related	(9.4)	—	7.1	(0.2)	(2.5)
Purchase price accounting adjustments - amortization related	91.3	—	—	—	91.3
Subtotal	1,880.5	(31.7)	20.9	335.2	2,204.9

Adjusted Operating profit (loss)	351.0	792.3	193.7	(259.3)	1,077.7

Adjusted Depreciation and amortization	349.2	38.1	66.6	5.2	459.1

Adjusted EBITDA	$700.2	$830.4	$260.3	$(254.1)	$1,536.8

Operating profit margin, as reported	-31.6%	13.5%	10.9%		-9.0%

Adjusted Operating profit margin	7.3%	12.9%	12.2%		8.6%

Adjusted EBITDA margin	14.5%	13.6%	16.3%		12.2%

TechnipFMC.com	Page 27 of 29

Exhibit 11
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF CORPORATE EXPENSE
(In millions)

	Three Months Ended
	December 31,
	2019	2018
Corporate expense, reported	$178.9	$393.6
Less charges and (credits) [Exhibit 9]	75.8	303.3
Corporate expense, adjusted	103.1	90.3
Less foreign exchange losses	64.1	38.7
Corporate expense, adjusted and excluding foreign exchange losses	$39.0	$51.6

	Year Ended
	December 31,
	2019	2018
Corporate expense, reported	$540.3	$594.5
Less charges and (credits) [Exhibit 10]	184.5	335.2
Corporate expense, adjusted	355.8	259.3
Less foreign exchange losses	146.9	116.5
Corporate expense, adjusted and excluding foreign exchange losses	$208.9	$142.8

TechnipFMC.com	Page 28 of 29

Exhibit 12
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	December 31, 2019	December 31, 2018
Cash and cash equivalents	$5,190.2	$5,540.0
Short-term debt and current portion of long-term debt	(495.4)	(67.4)
Long-term debt, less current portion	(3,980.0)	(4,124.3)
Net cash	$714.8	$1,348.3

Net (debt) cash, is a non-GAAP financial measure reflecting cash and cash equivalents, net of debt. Management uses this non-GAAP financial measure to evaluate our capital structure and financial leverage. We believe net debt, or net cash, is a meaningful financial measure that may assist investors in understanding our financial condition and recognizing underlying trends in our capital structure. Net (debt) cash should not be considered an alternative to, or more meaningful than, cash and cash equivalents as determined in accordance with U.S. GAAP or as an indicator of our operating performance or liquidity.

TechnipFMC.com	Page 29 of 29